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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): June 18, 2008


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Georgia                  000-28704               88-0429044
            -------                 -----------              ----------
(State or other jurisdiction of     (Commission           (I.R.S. Employer
 incorporation or organization)     File Number)        Identification Number)

35193 Avenue "A", Suite-C, Yucaipa, California                 92399
----------------------------------------------                 -----
  (Address of principal executive offices)                  (Zip Code)

                                (800) 259-9622
                                --------------
             (Registrant's telephone number, including area code)

                                 Not Applicable

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit
Report or Completed Interim Review

Mr. Scott R. Sand, the Chief Executive Officer, and Mr. Thomas J. Neavitt, Chief Financial Officer, of Ingen Technologies, Inc., a Georgia corporation, concluded on June 18, 2008 that the registrant's financial statements for the year ended May 31, 2006 and May 31, 2007 included as part of the registrant's Form 10-KSB for the year ended May 31, 2007 and the registrant's financial statements included as part of the registrant's interim reports on Form 10-QSB for periods ending August 31, 2006, November 30, 2006, February 28, 2007, August 31, 2007 and November 30, 2007 should no longer be relied upon because of one or more errors in such financial statements. We do not have an audit committee and are not required to have one under Section 302 of Sarbanes-Oxley. Our financial matters and the relationship with our independent auditors are overseen by our two officers, the CEO and the Secretary-CFO. These officers discussed with our independent auditors the proposed restatement. In addition, our board of directors is aware of our ongoing efforts to cure any comments concerning our past filings with the Securities and Exchange Commission.

The registrant will included restatements of its May 31, 2006, May 31, 2007, August 31, 2006, November 30, 2006, February 28, 2007, August 31, 2007 and November 30, 2007 financial statements as part of the registrant's Form 10-K for the year ended May 31, 2008 that is due to be filed August 29, 2008.

The restated financial statements will reflect adjustments to retained earnings and stockholder's equity as follows. The beginning equity amounts used for the May 31, 2006 financial statements have been adjusted for previous misstatements in the equity section. These are summarized as follows:

The number of common shares outstanding, the accumulated deficit and total equity changed due to the completion of the audit of Ingen Technologies, Inc. (Nevada) audit that was filed with Form 8-K dated March 15, 2004 and filed November 16, 2007. The common stock was adjusted from $7,760 to $705,905 as of May 31, 2003. The accumulated deficit was adjusted from $539,235 to $1,069,235. Total equity as of May 31, 2003 has been restated to $(363,330), which ties to the audit filed with Form 8-K dated March 15, 2004 and filed November 16, 2007.

The original May 31, 2004 financial statements had a cash-to-accrual adjustment in the amount of $4,767,800. This amount was shown in error and has been eliminated in the equity section. Also, in May 31, 2004, the original financial statements showed 12,088,593 shares issued for services. These shares were originally valued at $5,399,453. This value has been adjusted to $819,064 to more accurately reflect the fair market value of the shares issued.

The net loss for the May 31, 2005 fiscal year was adjusted for the deduction associated with stock options issued to a consultant that were not deducted on the original financial statements. This adjustment required additional expense of $197,730 for the May 31, 2005 net loss. The net loss for May 31, 2005 was adjusted from $(307,255) to $(504,985).

The net loss for the May 31, 2006 fiscal year was adjusted for deductions associated with the stock options issued to a consultant that were not deducted on the original financial statements. This adjustment increased the net loss by $157,916. Additionally, the company originally expensed a capital purchase in the amount of $23,875. This amount decreased the loss by $23,875. The net effect of these adjustments changed the net loss for the fiscal year ended May 31, 2006 from $(1,602,827) to $(1,736,868).

The effect of all of these changes on equity items on the balance sheet changed the beginning balances used for the May 31, 2007 financial statements.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  August 4, 2008                   INGEN TECHNOLOGIES, INC.


                                    By: /s/ Scott R. Sand
                                        -------------------------------------
                                        Scott R. Sand,
                                        Chief Executive Officer